Exhibit 99.1

ADMINISTAFF ANNOUNCES RECORD RESULTS FOR
FOURTH QUARTER AND FULL YEAR
• Full year 2006 earnings per share increase 46% to $1.64
• 2006 annual EBITDA increases 36% to $89 million
• Share repurchase authorization increased by one million shares

HOUSTON - Feb. 12, 2007 - Administaff, Inc. (NYSE: ASF), a leading provider of human resources services for small and medium-sized businesses, today announced a 22.2% increase in fourth quarter net income to $13.4 million in the 2006 period from $10.9 million in the 2005 period. Diluted earnings per share increased to $0.47 from $0.39 in 2005. For the year ended December 31, 2006, the company reported net income and diluted net earnings per share of $46.5 million and $1.64, compared to $30.0 million and $1.12 for 2005. Diluted earnings per share increased 46.4% over 2005.

“Our outstanding 2006 results demonstrate the strength and profitability of our core business model and the commitment of Administaff employees to the small business clients we serve,” said Paul J. Sarvadi, Administaff chairman and chief executive officer. “For 2007, we expect to refine our growth plan by accelerating our new office openings, re-engineering our mid-market initiative and improving client retention.”

Fourth Quarter Results

Revenues for the fourth quarter of 2006 increased 15.4% over the 2005 period to $352.6 million. This increase was due to a 10.9% increase in the average number of worksite employees paid per month, while revenues per worksite employee per month increased 4.1% to $1,127 compared to $1,083 in the 2005 period.

Gross profit for the fourth quarter increased 11.1% to $74.7 million. The average gross profit per worksite employee per month increased to $239 in the fourth quarter of 2006 from $238 in the 2005 period.

Operating expenses for the quarter increased 11.5% to $57.8 million. Operating expenses on a per worksite employee per month basis increased 0.5% from $184 in the 2005 period to $185 in the 2006 period.

Operating income for the fourth quarter of 2006 increased 9.5% to $16.9 million, with an average operating income per worksite employee per month of $54 compared to $55 in the 2005 period.

(more)

Administaff Announces Record Results for Fourth Quarter and Full Year

Full Year Results

Revenues in 2006 increased 18.8% to $1.4 billion, due to a 13.4% increase in the average number of worksite employees paid and a 4.7% increase in revenues per worksite employee per month.

Gross profit increased 19.9% to $282.7 million. The average gross profit per worksite employee per month was $234 compared to $221 in the 2005 period, as a result of increased service fee markup and a higher surplus from the company’s direct cost programs. This higher surplus was primarily the result of continued favorable workers’ compensation claim trends and an annual healthcare cost increase within our expected 5 - 6% range.

Operating expenses increased 15.2% over the 2005 period to $221.2 million. On a per worksite employee per month basis, operating expenses increased 1.7% to $183 compared to $180 in the 2005 period.

The resulting operating income for the year ended December 31, 2006, increased 40.7% to $61.6 million compared to $43.8 million in the 2005 period, with an average monthly operating income per worksite employee of $51 in 2006 compared to $41 in 2005.

During 2006, the company generated $89 million of EBITDA, an increase of $23.4 million over 2005. This contributed to a $35.2 million increase in working capital to a balance of $128.4 million at December 31, 2006.

“With our continued strong cash flow, we have reaffirmed our capital strategy with a focus on funding growth, strategic acquisitions and returning value to shareholders,” said Douglas S. Sharp, vice-president of finance, chief financial officer and treasurer. “As a result, we recently raised our quarterly dividend by 22% and are announcing today a one million share increase in our stock repurchase program.”

(more)

Administaff Announces Record Results for Fourth Quarter and Full Year

Share Repurchase Authorization

Administaff’s board of directors has authorized the repurchase of up to one million additional shares of the company’s outstanding common stock, bringing the total authorization to 9.5 million shares. The purchases are to be made from time to time in the open market during the company’s open trading period, or directly from shareholders at prevailing market prices based upon market conditions and other factors. Since the plan’s inception in January 1999, the company has repurchased 8 million shares, leaving 1.5 million shares available for repurchase.

Forward-Looking Guidance

In an effort to better inform our investors, Administaff has adopted new procedures for providing forward-looking guidance. Each quarter, the company will provide a discussion of expectations on key metrics during its earnings conference call. Following each call, guidance will be posted on the company’s Web site at http://www.administaff.com. To access the guidance, click on the Investor Relations section of the Web site and select “Company Guidance for First Quarter and Full Year 2007.”

Conference Call

Administaff will be hosting a conference call today at 10 a.m. EST to discuss these results, give guidance for the first quarter and full year 2007 and answer questions from investment analysts. To listen in, call 888-396-2369 and use passcode 45862796. The call will also be webcast at http://www.administaff.com. To access the webcast, click on the Investor Relations section of the Web site and select “Live Webcast.” The conference call script will be available at the same Web site later today. A replay of the conference call will be available at 888-286-8010, passcode 24647414, for two weeks after the call. The webcast will be archived for one year.

Administaff is the nation’s leading professional employer organization (PEO), serving as a full-service human resources department that provides small and medium-sized businesses with administrative relief, big-company benefits, reduced liabilities and a systematic way to improve productivity. The company operates 42 sales offices in 22 major markets. For additional information, visit Administaff’s Web site at http://www.administaff.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Administaff, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our current expectations, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) changes in general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) changes in our direct costs and operating expenses including, but not limited to, increases in health insurance premiums and workers’ compensation rates and underlying claims trends, financial solvency of workers’ compensation carriers and other insurers, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims, changes in the costs of expanding into new markets, and failure to manage growth of our operations; (iv) the effectiveness of our sales and marketing efforts; (v) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vi) our liability for worksite employee payroll and benefits costs; and (vii) an adverse final judgment or settlement of claims against Administaff. These factors are discussed in further detail in Administaff’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

(more)

Administaff Announces Record Results for Fourth Quarter and Full Year

Administaff, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	December 31,
	2006	2005

Assets
Cash and cash equivalents	$148,416	$137,407
Restricted cash	37,405	27,580
Marketable securities	85,617	57,973
Accounts receivable	122,723	98,411
Prepaid expenses and other current assets	15,233	13,882
Income taxes receivable	3,193	—
Deferred income taxes	2,492	3,308
Total current assets	415,079	338,561

Property and equipment, net	81,120	83,620
Deposits	59,890	67,375
Other assets	5,426	5,883
Total assets	$561,515	$495,439

Liabilities and Stockholders’ Equity
Accounts payable	$3,802	$4,979
Payroll taxes and other payroll deductions payable	116,926	101,293
Accrued worksite employee payroll expense	94,818	78,393
Accrued health insurance costs	2,824	3,495
Accrued workers’ compensation costs	39,035	30,212
Other accrued liabilities	28,690	25,254
Current portion of long-term debt	583	1,700
Total current liabilities	286,678	245,326

Long-term debt	1,166	33,190
Accrued workers’ compensation costs	40,019	32,692
Deferred income taxes	5,207	1,802
Total noncurrent liabilities	46,392	67,684

Stockholders’ equity:
Common stock	309	309
Additional paid-in capital	135,942	119,573
Treasury stock, cost	(55,405)	(45,614)
Deferred compensation expense	—	(2,931)
Accumulated other comprehensive income, net of tax	(131)	(153)
Retained earnings	147,730	111,245
Total stockholders’ equity	228,445	182,429
Total liabilities and stockholders’ equity	$561,515	$495,439

(more)

Administaff Announces Record Results for Fourth Quarter and Full Year

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended December 31,			Year ended December 31,
	2006	2005	Change	2006	2005	Change
Operating results:
Revenues (gross billings of $2.242 billion, $1.877 billion, $8.055 billion and $6.633 billion, less worksite employee payroll cost of $1.889 billion, $1.572 billion, $6.666 billion and $5.463 billion, respectively)	$352,629	$305,550	15.4%	$1,389,464	$1,169,612	18.8%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	277,973	238,328	16.6%	1,106,735	933,856	18.5%
Gross profit	74,656	67,222	11.1%	282,729	235,756	19.9%
Operating expenses:
Salaries, wages and payroll taxes	31,906	26,126	22.1%	119,963	99,562	20.5%
Stock-based compensation	1,043	314	231.2%	3,411	2,079	64.1%
General and administrative expenses	12,836	13,882	(7.5)%	57,409	52,960	8.4%
Commissions	2,704	2,659	1.7%	10,968	10,121	8.4%
Advertising	5,454	4,746	14.9%	13,975	12,100	15.5%
Depreciation and amortization	3,818	4,068	(6.1)%	15,438	15,167	1.8%
	57,761	51,795	11.5%	221,164	191,989	15.2%
Operating income	16,895	15,427	9.5%	61,565	43,767	40.7%
Other income (expense):
Interest income	2,999	2,452	22.3%	11,383	6,549	73.8%
Interest expense	(35)	(650)	(94.6)%	(1,111)	(2,359)	(52.9)%
Other, net	120	(113)	(206.2)%	245	(210)	(216.7)%
	3,084	1,689	82.6%	10,517	3,980	164.2%

Income before income taxes	19,979	17,116	16.7%	72,082	47,747	51.0%
Income tax expense	6,624	6,190	7.0%	25,576	17,764	44.0%
Net income	$13,355	$10,926	22.2%	$46,506	$29,983	55.1%
Diluted net income per share of common stock	$0.47	$0.39	20.5%	$1.64	$1.12	46.4%
Diluted weighted average common shares outstanding	28,239	28,033		28,361	26,854

(more)

Administaff Announces Record Results for Fourth Quarter and Full Year

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)

	Three months ended			Year ended
	December 31,			December 31,
	2006	2005	Change	2006	2005	Change

Statistical data:
Average number of worksite employees paid per month	104,325	94,031	10.9%	100,675	88,780	13.4%
Revenues per worksite employee per month(1)	$1,127	$1,083	4.1%	$1,150	$1,098	4.7%
Gross profit per worksite employee per month	239	238	0.4%	234	221	5.9%
Operating expenses per worksite employee per month	185	184	0.5%	183	180	1.7%
Operating income per worksite employee per month	54	55	(1.8)%	51	41	24.4%
Net income from continuing operations per worksite employee per month	43	39	10.3%	38	28	35.7%

(1) Gross billings of $7,165, $6,655, $6,667 and $6,226 per worksite employee per month less payroll cost of $6,038, $5,572, $5,517 and $5,128 per worksite employee per month, respectively.

(more)

Administaff Announces Record Results for Fourth Quarter and Full Year

Administaff, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three months ended			Year ended
	December 31,			December 31,
	2006	2005	Change	2006	2005	Change

Payroll cost (GAAP)	$1,889,795	$1,571,718	20.2%	$6,665,532	$5,463,474	22.0%
Less: Bonus payroll cost	257,824	205,293	25.6%	640,552	508,170	26.1%
Non-bonus payroll cost	$1,631,971	$1,366,425	19.4%	$6,024,980	$4,955,304	21.6%

Payroll cost per worksite employee (GAAP)	$6,038	$5,572	8.4%	$5,517	$5,128	7.6%
Less: Bonus payroll cost per worksite employee	824	728	13.2%	530	477	11.1%
Non-bonus payroll cost per worksite employee	$5,214	$4,844	7.6%	$4,987	$4,651	7.2%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Administaff management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Year ended December 31,
	2006	2005

Net income (GAAP)	$46,506	$29,983
Interest expense	1,111	2,359
Income tax expense	25,576	17,764
Depreciation and amortization	15,438	15,167
EBITDA	$88,631	$65,273

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Administaff management believes EBITDA is often a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

Non-bonus payroll, adjusted net income and EBITDA are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll, adjusted net income and EBITDA should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(more)

Administaff Announces Record Results for Fourth Quarter and Full Year

Administaff includes non-bonus payroll, adjusted net income and EBITDA in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

###